Exhibit 99.1

Image Entertainment Reports Growth in Revenues and Earnings for Fiscal 2005

    CHATSWORTH, Calif.--(BUSINESS WIRE)--June 16, 2005--Image
Entertainment, Inc. (Nasdaq: DISK):

    --  Fiscal Year Net Revenues Increase 40% to 118.4 Million

    -- Fiscal Year Net Earnings Increased to $5,127,000 or $0.26 per Share Versus a Net Loss of ($9,556,000) or ($0.52) per Share a Year Ago

    --  Fourth Quarter Net Revenues up 9% over Q4 2004

    -- Fourth Quarter Net Earnings $.05 per Share Compared to $.05 per Share for Q4 2004

    Image Entertainment, Inc. (Nasdaq: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its fiscal year and fourth quarter ended March 31, 2005.

    Fiscal Year Financial Highlights

    --  Net revenues increased 40% to $118.4 million, from $84.8 million in fiscal 2004

    -- Domestic net revenues increased to $113.2 million, up 45% from fiscal 2004

    -- International revenues declined to $5.2 million, down 20% from fiscal 2004

    -- DVD and CD revenues were 89% and 10% of revenues, compared to 91% and 7% for fiscal 2004

    --  Gross margins increased to 25.3% from 21.5% in fiscal 2004

    -- Earnings from operations were $6 million compared to an operating loss of ($266,000) in fiscal 2004

    -- Earnings from continuing operations before income taxes were $5.3 million compared to a loss of ($871,000) in fiscal 2004

    --  Net earnings were $5,127,000, or $.26 per share

    Net earnings for 2005 include a fourth quarter non-recurring credit of $439,000, or $.02 per share. Fiscal 2004 had a net loss of ($9,556,000), or ($.52) per share, including a loss from discontinued operations of ($.13) per share and tax expense of ($.34) per share.

    Fiscal Fourth Quarter Financial Highlights

    --  Net revenues increased to $29 million, up 9% from Q4 2004

    --  Domestic net revenues increased to $28 million, up 14% from Q4
        2004

    -- International revenues declined to $1.2 million, down 47% from Q4 2004

    -- DVD and CD revenues were 86% and 14% of revenues, compared to 92% and 7% for Q4 2004

    --  Gross margins increased to 26.1%, up from 23.7% for Q4 2004

    -- Net earnings were $.05 per share, compared to $.05 per share in Q4 2004

    --  Cash increased to $6.3 million from $540,000 at March 31, 2004

    -- Interest-bearing debt decreased to $1.4 million from $13.4 million at March 31, 2004

    Martin W. Greenwald, President and Chief Executive Officer of Image Entertainment, commented, "Fiscal 2005 was a terrific year for Image. We believe the initiatives we started two years ago, including the sale of DVDPlanet, our European sublicense agreement with Sony BMG, and our exit from the sale of non-exclusive content were important factors contributing to this year's success. Our fiscal 2005 initiative to grow our audio business has also been successful. We saw our audio CD revenues increase to $12.1 million in fiscal 2005, up from $5.6 million in fiscal 2004, and we look forward to further growth in this category. Fiscal 2005 also saw the formation of Egami Media, our wholly-owned digital initiative. Although the digital delivery of video programming is currently in its infancy, we believe Egami is very well positioned to create future revenues for Image."
    Mr. Greenwald continued, "Overall revenues increased from $85 million to $118 million, due largely to a relatively new programming category, comedy. Specifically, our `Blue Collar' comedy series generated over $20 million in revenue. While we were all delighted with the positive impact of these sales, it will be challenging to replicate such a sales juggernaut in the coming year. The $15.2 million private placement we completed in December, however, gave us the ability to pay down nearly all of our interest-bearing debt and afforded us the capital to acquire exciting new programming and pursue the production and distribution of low-budget, genre-specific feature films, a completely new opportunity for Image. These films will be very important to Image, as they represent a new category of future revenue."
    Mr. Greenwald concluded, "The results for fiscal 2005 clearly demonstrate Image's potential. Although the first quarter of our 2006 fiscal year will be disappointing due to a relatively lean new release schedule, we do not see this as representative of the remainder of the fiscal year. With that in mind, I believe we have positioned the Company very well and remain optimistic that fiscal 2006 will continue a trend of profitability and overall success."

    Fiscal Year 2006 Guidance

    The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

    Annual Guidance

    At this time, the Company believes that revenues for fiscal 2006 will range between $110 million and $120 million. The Company has not provided specific earnings guidance but anticipates that it will be profitable for fiscal 2006.

    First Quarter of Fiscal 2006 Ending June 30, 2005 Guidance

    The Company's first quarter sales have been slower than anticipated. The Company believes that net revenues for the first quarter ended June 30, 2005, will range between $19 million and $21 million, resulting in a net loss for the quarter. The materials for an expected significant new release CD title were delivered late and the title was rescheduled for a second quarter release.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, June 16, at 4:30 p.m. ET to review the fiscal 2005 fourth quarter and year ended financial results as well as other corporate events. Martin W. Greenwald, CEO; Jeff Framer, CFO; and David Borshell, COO, will be on-line to discuss these results and take part in a Q & A session. The call can be accessed by dialing 800-946-0708 and requesting to join the conference call by stating the confirmation code 4247078, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:20 PM EASTERN, or at any time during the conference call. International participants please dial 719-457-2639.
    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 4247078. International participants please dial 719-457-0820 using the same passcode.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with more than 2,800 exclusive DVD titles and 175 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., exclusive video on demand, streaming video and download rights. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release may contain forward-looking statements which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                        March 31, 2005 and 2004

----------------------------------------------------------------------

                                ASSETS

(In thousands)                                          2005     2004
                                                     -------- --------
Current assets:
   Cash and cash equivalents                          $6,339     $540
   Accounts receivable, net of allowances of
       $8,646 - 2005;
       $7,413 - 2004                                  22,993   21,742
   Inventories                                        15,408   13,725
   Royalty and distribution fee advances               8,142    7,540
   Prepaid expenses and other assets                     803      887
                                                     -------- --------
   Total current assets                               53,685   44,434
                                                     -------- --------
Noncurrent inventories, principally production costs   2,189    2,604
Noncurrent royalty and distribution advances          12,563   11,037
Property, equipment and improvements, net              6,563    5,782
Other assets                                             186      275
                                                     -------- --------
                                                     $75,186  $64,132
                                                     ======== ========


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                        March 31, 2005 and 2004

----------------------------------------------------------------------

                 LIABILITIES AND SHAREHOLDERS' EQUITY

(In thousands, except share data)                       2005     2004
                                                     -------- --------
Current liabilities:
   Accounts payable                                   $6,175   $8,124
   Accrued liabilities                                 3,300    2,472
   Accrued royalties and distribution fees            12,423    9,255
   Accrued music publishing fees                       4,617    5,196
   Deferred revenue                                    5,392    3,360
   Revolving credit and term loan facility                --   10,218
   Current portion of long-term debt                   1,337    1,592
   Current portion of capital lease obligations          109      247
                                                     -------- --------
   Total current liabilities                          33,353   40,464
                                                     -------- --------
Long-term debt, less current portion                      --    1,224
Capital lease obligations, less current portion           --      109
                                                     -------- --------
Total liabilities                                     33,353   41,797
                                                     -------- --------

Shareholders' equity:
   Preferred stock, $1 par value, 3,366,000 shares
    authorized; none issued and outstanding               --       --
   Common stock, no par value, 30,000,000 shares
    authorized; 21,252,000 and 18,268,000 issued and
    outstanding in 2005 and 2004, respectively        47,513   33,142
   Additional paid-in capital                          3,774    3,774
   Accumulated deficit                                (9,454) (14,581)
                                                     -------- --------
Net shareholders' equity                              41,833   22,335
                                                     -------- --------
                                                     $75,186  $64,132
                                                     ======== ========


                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

          For the Three Months Ended March 31, 2005 and 2004
----------------------------------------------------------------------

(In thousands, except per share data)       2005           2004
                                        -------------- --------------
NET REVENUES                            $28,895 100.0 %$26,569 100.0 %
                                        -------------- --------------
OPERATING COSTS AND EXPENSES:
   Cost of sales                         21,365  73.9   20,272  76.3
   Selling expenses                       2,811   9.7    1,822   6.9
   General and administrative expenses    3,514  12.2    3,288  12.4
                                        -------------- --------------
                                         27,690  95.8   25,382  95.5
                                        -------------- --------------
EARNINGS FROM OPERATIONS                  1,205   4.2    1,187   4.5
OTHER EXPENSES (INCOME):
   Interest expense, net                     14   0.0      225   0.8
   Other                                     58   0.2      (11) (0.0)
                                        -------------- --------------
                                             72   0.2      214   0.8
                                        -------------- --------------
EARNINGS BEFORE INCOME TAXES              1,133   3.9      973   3.7
INCOME TAX EXPENSE                           66   0.2       --    --
                                        -------------- --------------
NET EARNINGS                             $1,067   3.7 %   $973   3.7 %
                                        ============== ==============
NET EARNINGS PER SHARE:
                                        --------       --------
   Net earnings - basic and diluted        $.05           $.05
                                        ========       ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                 21,244         18,266
                                        ========       ========
   Diluted                               22,373         18,795
                                        ========       ========


                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

              For the Years Ended March 31, 2005 and 2004
----------------------------------------------------------------------

(In thousands, except per share data)       2005           2004
                                       --------------- --------------
NET REVENUES                           $118,383 100.0 %$84,840 100.0 %
                                       --------------- --------------
OPERATING COSTS AND EXPENSES:
   Cost of sales                         88,435  74.7   66,595  78.5
   Selling expenses                       9,853   8.3    6,086   7.2
   General and administrative expenses   14,092  11.9   12,425  14.6
                                       --------------- --------------
                                        112,380  94.9   85,106 100.3
                                       --------------- --------------
EARNINGS (LOSS) FROM OPERATIONS           6,003   5.1     (266) (0.3)
OTHER EXPENSES (INCOME):
   Interest expense, net                    665   0.6      818   1.0
   Other                                     49   0.0     (213) (0.3)
                                       --------------- --------------
                                            714   0.6      605   0.7
                                       --------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES           5,289   4.5     (871) (1.0)
INCOME TAX EXPENSE                          162   0.1    6,244  (7.4)
                                       --------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                               5,127   4.3   (7,115) (8.4)
                                       --------------- --------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
    retail distribution segment              --    --   (1,742) (2.1)
   Loss on sale of retail distribution
    segment                                  --    --     (699) (0.8)
                                       --------------- --------------
LOSS FROM DISCONTINUED OPERATIONS            --    --   (2,441) (2.9)
                                       --------------- --------------
NET EARNINGS (LOSS)                      $5,127   4.3 %$(9,556)(11.3)%
                                       =============== ==============
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic           $.27          $(.39)
   Continuing operations - diluted          .26           (.39)
                                       ---------       --------
   Discontinued operations - basic and
    diluted                                  --           (.13)
                                       ---------       --------
   Net earnings (loss) - basic             $.27          $(.52)
                                       ---------       --------
   Net earnings (loss) - diluted           $.26          $(.52)
                                       =========       ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                 19,100         18,250
                                       =========       ========
   Diluted                               19,912         18,250
                                       =========       ========


    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100 ext. 299
             jframer@image-entertainment.com
             or
             Investor Relations:
             MKR Group, LLC
             Charles Messman or Todd Kehrli, 818-556-3700 ir@mkr-group.com or
             Corporate/Press:
             Steve Honig, 310-246-1801
             press@honigcompany.com